UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2011

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Base Salary Adjustments

At a meeting on September 21, 2011, as part of its annual review of executive compensation, the Compensation Committee (the “Committee”) of the Board of Directors of Cirrus Logic, Inc. (the “Company”) approved the following salary increases for the Company’s named executive officers:

Named Executive Officer	Position	Prior Salary	New Salary	Discretionary bonus in lieu of annual base salary increase
Jason P. Rhode	President and Chief Executive Officer	$430,000	$475,000	—
Thurman K. Case	Chief Financial Officer, Vice President of Finance and Treasurer	$257,250	$270,113	—
Scott A. Anderson	Senior Vice President and General Manager, Mixed Signal Audio	$275,000	$283,250	—
Gregory S. Thomas	Vice President, General Counsel, and Corporate Secretary	$280,500	$280,500	$15,000
Thomas Stein	Vice President and General Manager, EXL Division	$231,000	$242,550	—

The Committee increased Dr. Rhode’s base salary in recognition of his performance and the Committee’s objective of bringing his salary in line with the 50th percentile of base salary levels of Chief Executive Officers of comparable peer companies. The Committee also decided to award a discretionary bonus in lieu of an annual base salary increase to Mr. Thomas in an effort to maintain his salary at or near salaries for comparable positions at peer companies, while at the same time recognizing his responsibilities and contributions in view of the Company’s performance during the prior year.

Equity Awards

In addition, as part of a company-wide award of equity to key employees, the Committee approved the following equity grants to named executive officers pursuant to the Company’s 2006 Stock Incentive Plan, which was filed with the Securities and Exchange Commission (“SEC”) on Form S-8 on August 1, 2006:

Named Executive	Position	Stock Option Awards	Restricted Stock
Officer			Unit Awards
Jason P. Rhode	President and Chief	135,000	37,500
	Executive Officer
Thurman K. Case	Chief Financial	25,000	12,500
	Officer, Vice President of Finance and Treasurer
Scott A. Anderson	Senior Vice	35,000	17,500
	President and General Manager, Mixed Signal Audio
Gregory S. Thomas	Vice President,	30,000	15,000
	General Counsel, and Corporate Secretary
Thomas Stein	Vice President and	30,000	15,000
	General Manager, EXL Division

The price of the stock option awards will be set at the closing price on the Company’s stock on the Company’s regularly scheduled monthly grant date of October 5, 2011. The options will have a term of ten years and 25% will vest one year from the grant date, and the remaining options will vest 1/36th monthly thereafter until fully vested after four years. The restricted stock unit awards will also be granted on October 5, 2011, and 100% of the shares underlying the restricted stock unit awards will vest on the third anniversary of the grant date. All awards are subject to continued service through each vesting date.

Incentive Plan Compensation
The Committee also increased the annual target bonus for Jason P. Rhode, our Chief Executive Officer, from 75% of his annual base salary to 100% of his annual base salary. The Committee decided to increase
Dr. Rhode’s annual target bonus in order to bring his total target cash compensation more in line, although still below, the 50th percentile of the target total compensation levels of Chief Executive Officers of comparable peer companies. The terms of the incentive plan are set forth in the Company’s 2007 Management and Key Individual Contributor Incentive Plan, as amended (the “Incentive Plan”), which has previously been filed with the Securities and Exchange Commission on May 29, 2008, as an exhibit to the Company’s Form 10-K for the fiscal year ended March 29, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

September 27, 2011	By:	Thurman K. Case

Name: Thurman K. Case
Title: Chief Financial Officer